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                               THE CHAPMAN FUNDS, INC.
                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) of the Chapman Funds, Inc., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and M. LYNN BALLARD and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of the Chapman Funds, Inc., the Registration Statement on Form N-1A (Registration Statement Nos. 33-25716 and 811-5697) filed with the Securities and Exchange Commission (the "Registration Statement"), and any and all further amendments or supplements (including post effective amendments) to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.



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Nathan A. Chapman, Jr.            Lynn Ballard
Director and President            Treasurer (Principal Financial
(Principal Executive Officer)     & Accounting Officer)


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David Rivers                      Ronald White
Director                          Director


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Wilfred Marshall                  Benjamin Hooks
Director                          Director


-----------------------------     --------------------------------
James Lewis                       Joseph Quash
Director                          Director


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Lottie Shackelford                Levi Watkins, Jr., MD
Director                          Director